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Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On May 30, 2014, the following newsletter was posted on the Pepco Holdings, Inc. intranet.

Exelon Pepco Holdings, Inc May 30, 2014 INTEGRATION INFORMATION Issue 1 Welcome to IN: Integration Information Dear Colleagues, Welcome to the first edition of the new Exelon-PHI integration newsletter! It’s called IN: Integration Information, and is being designed and written to give you information you can use throughout the process of our companies coming together. We both are honored to have been chosen to lead the integration of our companies, and in this first issue, we’d like to provide insight into the integration process - a series of initiatives that will involve three distinct phases, and dozens of team members and moving parts over the course of a year or more. Analysis, Design, Implementation Our Analysis Phase will kick off early this summer, and will last Pepco Holdings, Inc., CEO Joe Rigby (L) and Exelon CEO Chris Crane met with PHI employees on April 30 to discuss the Exelon-PHI combination. several months. The goal of the Analysis Phase is to establish a clear picture of the PHI structure and how it functions to serve customers, and clarify any differences between how PHI and Exelon are organized. This process involves understanding the how and why of PHI’s structure and will include Business Area Teams (BATs) to manage both this phase and the subsequent phases. The BATs will each include at least one representative from each company and subject matter experts who are able to help collect and analyze the information that results from their data collection. Most functional areas of the organization will have a designated BAT. Once the Analysis Phase concludes we will begin the Design Phase, which is all about determining how to bridge any gaps between the organizations, developing plans to ensure day one readiness and making sure the merged company that results after closing is set up for maximum success in the areas most important to us: safety, reliability, and customer service. Determining how to align our structures - a key outcome of the Design Phase - will facilitate and accelerate the integration of our two companies after closing. Finally, we will put our design to work in the Implementation Phase. While it’s too early to offer details on what the implementation itself will look like, we will be accomplishing various tasks over time; some on day one, others well after our combination is legally complete. And please bear in mind that while we can undertake some integration work prior to the close of the transaction, we must continue to operate the companies separately until we are legally merged. Our commitment to you - through this and other vehicles - is to provide regular communication that is straightforward and clear both in terms of the transaction itself and the actual combination of the companies. And we want to hear from you! See page three for how to ask questions and provide information or feedback. Best regards, Carim Khouzami and Donna Kinzel Chief Integration Officers

INTEGRATION INFORMATION Issue 1: May 30, 2014 Meet Carin and Donna! The new Exelon/PHI Integration Office is headed by Carim Khouzami and Donna Kinzel, who are serving as chief integration officers for their respective companies. Here’s a brief look at their experience. Carim was most recently BGE’s senior vice president. CFO and treasurer. He joined Constellation Energy in February 2005, was appointed executive director of investor relations in 2009 and, in January 2010, assumed the Donna was most recently vice president. treasurer. and chief risk officer for PHI, a role she assumed in November 2013. In her capacity as treasurer and chief risk officer. Donna is responsible for treasury operations. corporate risk Carim Khouzami additional responsibility of leading the company’s corporate financial planning and analysis activities. Donna Kinzel management and investor relations. Donna joined Delmarva Power in 1990 and advanced through a He was named CFO and treasurer of BGE in January 2011, and oversees the treasury, financial planning and analysis. operational finance and accounting organizations for the utility. Carim was recognized in 2010 by Institutional Investor as the utility sector’s top investor relations professional. More recently, Carim was named by the Baltimore Business Journal as an honoree in its 2014 Best in Finance: CFO of the Year Awards. Carim earned a bachelor’s degree in economics and communications studies from Vanderbilt University, and his MBA from Columbia University. number of positions there and subsequently at Conectiv and PHI. Conectiv was formed in the late 1990s with the merger of Delmarva Power and Atlantic City Electric. In 1997, Donna was named finance manager for the Enterprise Business Group and was named assistant treasurer in 1999. In 2004 Donna was appointed as director. Investor Relations and was promoted to vice president in 2011. Donna received her bachelor of science. magna cum laude. in Business Administration as well as her MBA from the University of Delaware. Exelon: By the Numbers Exelon is headquartered in Chicago, and 2013 was the first full year of operation after the completed merger with Constellation; that transaction closed in March 2012. key facts about TOTAL REVENUE: $24 : Following are some Exelon as of year-end 2013: TOTAL REVENUE: $24.9 billion $ OPERATING EARNINGS: $2.149 BILLION NUCLEAR CAPACITY FACTOR: 94.1% NUCLEAR GENERATION 134 MILLION NET MEGAWATT-HOURS OF ELECTRICITY BGE, COMED & PECO ELECTRIC CUSTOMERS: 6.6 Million BGE & PECO GAS CUSTOMERS 1.2 million CONSTELLATION RESIDENTIAL CUSTOMERS: 1 million CONSTELLATION COMMERCIAL CUSTOMERS 100,000

INTEGRATION INFORMATION Issue 1: May 30, 2014

Our Regulatory Approval Outreach Strategy

In addition to the Federal Energy Regulatory Commission and the U.S. Department of Justice, the Exelon-PHI merger will require the approvals of public utility commissions in Delaware, Maryland, New Jersey, Virginia and the District of Columbia. **Darryl Bradford**, Exelon's executive vice president and general counsel, and **Kevin Fitzgerald**, PHI's executive vice president and general counsel, are co-chairing the Regulatory Approval Steering Committee to lead the effort. **Paul Bonney**, Exelon's senior vice president and deputy general counsel, Wholesale, Retail and Regulatory, will be leading the regulatory effort for Exelon alongside **Peter Meier**, vice president, and **Wendy Stark**, deputy general counsel, Legal Services, PHI.

In keeping with the successful model Exelon employed in its merger with Constellation, leaders from Exelon have been appointed to partner with PHI executives and be present in each jurisdiction, managing outreach and relationships with elected and appointed officials and other leaders. Under the leadership of **Jamie Firth**, Exelon's senior vice president, Communications, Corporate Relations and Public Advocacy, and **Kenneth Parker**, PHI's senior vice president, Government Affairs and Corporate Citizenship, the following team members are responsible for outreach in their respective jurisdictions:

Jurisdiction	Exelon Lead	PHI Lead
Delaware	**Dick Webster**, vice president, Corporate Affairs, Exelon, and vice president, Regulatory Policy and Strategy, PECO	**Gary Stockbridge**, regional president, Delmarva Power
Maryland	**Calvin Butler**, CEO, BGE	**Donna Cooper**, regional president, Pepco
New Jersey	**Amy Trojecki**, director, Corporate Affairs, Exelon	**Vince Maione**, regional president, Atlantic City Electric
District of Columbia	**Melissa Sherrod**, vice president, Corporate Affairs, Exelon	**Donna Cooper**, regional president, Pepco

Take the Upcoming Pulse Survey!

In an effort to provide timely and effective communications regarding the Exelon/PHI combination, we will soon conduct a brief employee pulse survey — the first of several we'll conduct throughout the integration. Your responses will allow us to establish a baseline for employees' information needs, and help us provide the merger-related updates that you are most interested in hearing, and need to know. This survey will take less than five minutes to complete, and your responses are anonymous and important. Look for an email the week of June 2 with a link to the first pulse survey! Thanks in advance for your participation.

Have Questions or Feedback?

Bringing companies together is a complicated and lengthy process and is sure to raise questions and ideas. Please share them with us! We'll provide answers in FAQs that we will be publishing on our corporate intranets about once a month. Please keep in mind that the merger is a work in progress and some answers will not be immediately available. To ask your question or share your idea, please click the link for your company below:

Exelon employees, click here.
PHI employees, click here.

To read the first published Q&A, click on the following links:

Exelon employees, click here.
PHI employees, click here.

INTEGRATION INFORMATION Issue 1: May 30, 2014 Cautionary Statements Regarding Forward-Looking Information Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might:’ “will,” “should,” “could,” “anticipate,” “estimate,” “expect:’ “predict,” “project,” “future”, “potential:’ “intend:’ “seek to,” “plan,” “assume,” “believe,” “target,” “forecast:’ “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future pIans, actions, or events identity forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of PHI and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) PHI or Exelon maybe unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of PHI and its utility subsidiaries may suffer as a result of uncertainty surrounding the merger; (10) PHI and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect PHI and its utility subsidiaries; and (12) PHI and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in PHI’s filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data, and PHI’s Quarterly Report on Form 10-Q for the quarter ended March 31,2014 in (x) PART I, ITEM 1. Financial Statements, (y) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (z) PART II, ITEM 1A. Risk Factors. These risks as well as other risks associated with the proposed merger will be more fully discussed in the proxy statement that PHI intends to file with the SEC and maiI to its stockholders in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. PHI does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive. Additional Information and Where to Find It This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC tree of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained tree of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Participants in the Merger Solicitation Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. IN is scheduled for publication every other Thursday by Exelon and PH I Corporate Communications. subject to merger events. Supervisors. please share with team members who do not have email or regular intranet access.